CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 20, 1998 in the Registration Statement (Form SB-2) and related Prospectus of Amiga Telephony Corporation for the registration of 1,150,000 shares of its common stock and 1,150,000 warrants to acquire shares of its common stock.

                                                      ERNST & YOUNG LLP
Vancouver, Canada                                     Chartered Accountants
June 18, 1999